Consent of Independent Certified Public Accountants

         We have issued our report dated June 16, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 122 as of April 30, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 2000